SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 25, 2005

(Date of report/date of earliest event reported)

SKY FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-14473	34-1372535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 South Church Street

Bowling Green, Ohio 43402

(Address of principal executive offices)

(419) 327-6300

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In November, 2002, the Registrant entered into Employment Agreements with certain of its Executive Officers. Reference is made to the form of Employment Agreement in Exhibit 10.10 of the Sky Financial Group, Inc. Form 10-K for the period ended December 31, 2002, filed with the Securities and Exchange Commission on March 3, 2003. On November 25, 2005, the Registrant entered into Amendment No. 1 to the Employment Agreements for Kevin T. Thompson, Executive Vice President and Chief Financial Officer, W. Granger Souder, Jr., Executive Vice President, General Counsel and Secretary, and Les V. Starr, Executive Vice President of Operations and Information Technology. The amendments are the result of a review of competitive pay practices, and reflect changes to the severance provisions to more closely align the Employment Agreements with market practices at peer financial institutions. The amendments provide the executives with additional severance benefits if, within a protected period following a change in control of the Registrant, the executive officer’s employment is terminated by the employer without cause or by the executive with good reason.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of business acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

Exhibit 99.1	Form of Amendment No. 1 to the Employment Agreements for Kevin T. Thompson, W. Granger Souder, Jr. and Les V. Starr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY FINANCIAL GROUP, INC.

Date: November 25, 2005	BY:	/s/ C. J. Keller Smith
C. J. Keller Smith
Associate Counsel